Exhibit 99.1 (a) 1

Introduction to Pro Forma Financial Information

The following pro forma combined financial statements have been prepared as if the acquisition had taken place on November 28, 2003 for the pro forma combined balance sheet and June 1, 2002 for the pro forma combined statements of operations. For the periods presented, NDCHealth had a fiscal year end of May 30 and ArcLight had a fiscal year end of December 31. For the purposes of the pro forma combined financial statements for the period ended May 30, 2003, ArcLight information for their year ended December 31, 2002 has been adjusted by subtracting the results of operations for the three months ended March 31, 2002 and adding the results of operations for the three months ended March 31, 2003. These results of operations for the twelve months ended March 31, 2003 have been combined with NDCHealth information for the year ended May 30, 2003. For the purposes of the pro forma combined statement of income for the six months ended November 28, 2003, ArcLight’s results for the six months ended September 30, 2003 have been combined with NDCHealth’s results for the six months ended November 28, 2003.

ArcLight Systems LLC previously provided value-added edits for electronic healthcare claims through its ScriptLINE operating segment and pharmaceutical adjudication services through its service bureau operating segment. As discussed in Notes 3 and 4 to the financial statements contained in Exhibit 99.1 (b) 6 to this report, ArcLight exited these segments in May 2002 and September 2003, respectively, to focus its efforts on its informatics operating segment. Accordingly, through an agreement whereby NDCHealth Corporation acquired all fixed assets, employees and gained exclusive license to ArcLight’s assets, we acquired the continuing operations of ArcLight Systems LLC on December 31, 2003.

The pro forma combined financial statements are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the dates indicated or the expected financial position or results of operations in the future. The pro forma combined financial statements should be read in conjunction with the separate historical financial statements and notes thereto of ArcLight Systems LLC contained in Exhibit 99.1 (b) to this report, NDCHealth’s Annual Report on Form 10-K/A for the fiscal year ended May 30, 2003, and the related notes to these pro forma combined financial statements.